Exhibit 23.1

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-278308) on Form S-1 of our report dated March 17, 2025, with respect to the financial statements of Bitwise Ethereum ETF, and to the reference to our firm under the heading “Experts” in the registration statement.

New York, New York
June 9, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.